JOINT FILER INFORMATION

NAME:  PWJ Funding LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York  10022

DESIGNATED FILER:  Prentice Capital Management, LP

ISSUER:  Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT:  January 24, 2006

SIGNATURE:

/s/ Michael Weiss
--------------------------
Michael Weiss, CFO of Prentice Capital Management, LP, its Manager



NAME:  PWJ Lending LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York  10022

DESIGNATED FILER:  Prentice Capital Management, LP

ISSUER:  Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT:  January 24, 2006

SIGNATURE:

/s/ Jonathan Duskin
--------------------------
Jonathan Duskin, Managing Director



NAME:  Michael Zimmerman

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York  10022

DESIGNATED FILER:  Prentice Capital Management, LP

ISSUER:  Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT:  January 24, 2006

SIGNATURE:

/s/ Michael Zimmerman
--------------------------
Michael Zimmerman